Exhibit (q)(5)

POWER OF ATTORNEY

Michael L. Sapir, whose signature appears below, does hereby constitute and appoint Barry Pershkow, his true and lawful attorney-in-fact and agent (an “Attorney-in-Fact”) with power of substitution or resubstitution, in any and all capacities in the furtherance of the business and affairs of ProFunds, Access One Trust, ProShares Trust (each a “Trust” and collectively the “Trusts”) and ProFund Advisors LLC, ProShare Advisors LLC and ProShare Capital Management LLC (each, an “Advisor” and collectively, the “Advisors”): (i) with respect to Michael L. Sapir’s role as a Trustee of a Trust, to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with applicable federal securities laws, federal commodities laws or rules, regulations or requirements of the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Commodities Futures Trading Commission and the National Futures Association, in respect thereof, in connection with the filing and effectiveness of any Trust registration statement pursuant to the Acts, and any and all amendments thereto; ii) with respect to Michael L. Sapir’s role as an officer of an Advisor, to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with applicable federal securities laws, federal commodities laws or rules, regulations or requirements of the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Commodities Futures Trading Commission and the National Futures Association in connection with ; and (iii) to execute any and all federal or state regulatory filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, the Trusts or the Advisors.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorney-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

By signing this Power of Attorney, I hereby revoke and rescind any earlier Power of Attorney signed by me in connection with my role as a Trustee of the Trusts. This Power of Attorney shall be revocable at any time by a writing signed by the undersigned and shall terminate automatically with respect to all Attorneys-in-Fact named above if the undersigned ceases to be a trustee or officer of the Trusts or an officer of the Advisors.

Dated: August 5, 2008

/s/ Michael L. Sapir
Michael L. Sapir